ROO GROUP, INC.
                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 14, 2006, by and among ROO GROUP, INC., a Delaware corporation (the "Company"), and each of the purchasers listed on Exhibit A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

                                    RECITALS

         A. The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to 9,000,000 units (each, a "Unit"), each Unit consisting of one share of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), and a three-tenths of one five-year warrant to purchase one share of Common Stock, on the terms and subject to the conditions set forth in this Agreement.

         B. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").



         The parties hereto agree as follows:

      1. AGREEMENT TO PURCHASE AND SELL STOCK.

      (a) Authorization. The Company's Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 9,000,000 Units, consisting of up to 9,000,000 shares of Common Stock (the "Purchased Shares") and five-year warrants to purchase up to 2,700,000 shares, substantially in the form attached hereto as Exhibit B. Each whole warrant included in the Units shall be exercisable to purchase one share of Common Stock at $3.00 per share (the "Purchased Warrants" and together with the Purchased Shares, the "Purchased Securities").

      (b) Agreement to Purchase and Sell Securities. On the terms and subject to the conditions contained in this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at Closing (as defined below), that number of Units set forth on such Purchaser's signature page. The purchase price of each Unit (the "Per Unit Price") shall be $1.85.

      (c) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes, as well as for strategic purposes in connection with selected acquisitions that may be considered in the future to expand its product and service offerings.

      (d) Obligations Several Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

      2. CLOSING. The closing of the purchase and sale of the Purchased Securities shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York 10018 (the "SRFF Offices") at 10:00 a.m. Eastern time on November 14, 2006, or at such other time and place as the Company and Purchasers representing a majority of the Units to be purchased mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company shall, against delivery of payment for the Purchased Securities by wire transfer of immediately available funds in accordance with the Company's instructions, (a) authorize its transfer agent to issue to each Purchaser one or more stock certificates (the "Certificates") registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire (attached hereto as Appendix I) (the "Stock Certificate Questionnaire"), representing the appropriate number of Purchased Shares based on the number of Units to be purchased by such Purchaser as set forth on such Purchaser's signature page, and bearing the legend set forth in Section 4(j) herein and (b) issue the appropriate number of Purchased Warrants based on the number of Units to be purchased by such Purchaser as set forth on such Purchaser's signature page. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing is referred to herein as the Closing Date.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the statements in this Section 3 are true and correct, except as set forth in the SEC Documents (as defined below):

      (a) Organization, Good Standing and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Each of the Company and its subsidiaries has all corporate power and authority required to carry on its business as presently conducted, and the Company has all corporate power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, condition, financial or otherwise, results of operations, prospects, assets or liabilities of the Company and its subsidiaries, taken as a whole.

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

      (b) Capitalization. The capitalization of the Company, without listing the Purchased Securities to be purchased pursuant to this Agreement, is as follows:

      (i) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"), of which 10,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock.

      (ii) As of November 13, 2006, the issued and outstanding capital stock of the Company consisted of 17,596,435 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

      (iii) As of November 13, 2006, the Company had (a) 2,638,050 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's 2004 Stock Option Plan, as amended (the "Option Plan"); (b) 567,500 shares of Common Stock reserved for issuance upon exercise of options not granted under the Option Plan; and (c) 4,754,002 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

      (iv) As of November 14, 2006, the Company had 861,950 shares of Common Stock available for future grant under the Option Plan.

      With the exception of the foregoing in this Section 3(b) and except as set forth in the Disclosure Letter attached hereto as Exhibit B (the "Disclosure Letter"), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

      (c) Subsidiaries. Except as set forth in the Disclosure Letter, the Company does not have any subsidiaries, and, does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.

      (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Securities being sold under this Agreement have been taken, no further consent or authorization of the Company or the Board of Directors or its stockholders is required, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

      (e) Valid Issuance of Purchased Securities.

      (i) Purchased Shares. The Purchased Shares will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased Shares and will not be subject to any pre-emptive rights or similar rights.

      (ii) Purchased Warrants. The Purchased Warrants will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized and validly issued, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased Warrants and will not be subject to any pre-emptive rights or similar rights.

      (iii) Underlying Shares of Common Stock. The issuance of the shares of Common Stock issued or issuable from time to time upon the exercise of the Purchased Warrants (the "Underlying Shares") will be, and at all times prior to such exercise, will have been, duly authorized, duly reserved for issuance upon such exercise and payment of the exercise price of the Purchased Warrants, and will be, upon such exercise and payment, validly issued, fully paid and non-assessable free from all taxes, liens, claim, encumbrances with respect to the issuance of such shares and will not be subject to any pre-emptive rights or similar rights.

      (iv) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities (assuming no unlawful redistribution of the Purchased Securities by the Purchasers or other parties as of the date hereof) will be issued to the Purchasers in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

      (f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance of the Purchased Securities to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof and (ii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

      (g) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Purchased Securities and Underlying Shares), do not , will not, in the case of the Underlying Shares:
(i) contravene or conflict with the Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"), or the Bylaws of the Company, as amended to date (the "Bylaws"); (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected.

      (h) Litigation. Except as set forth in the Disclosure Letter, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the Company's knowledge, threatened in writing: (i) against the Company or any of its subsidiaries, their respective activities, properties or assets, or any officer, director or employee of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or any of its subsidiaries, that is reasonably likely to have a Material Adverse Effect; or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the Purchased Securities). Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action is currently pending nor does the Company or any of its subsidiaries intend to initiate any Action that is reasonably likely to have a Material Adverse Effect.

      (i) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws. The Company and each of its subsidiaries has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's or each subsidiary's respective businesses or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

      (j) Material Non-Public Information. The Company has not provided to the Purchasers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information related to the transactions contemplated hereby shall be disclosed by the Company pursuant to Section 9(m) hereof. (k) SEC Documents.

      (i) Reports. Except as set forth in the Disclosure Letter, the Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "Form 10-KSB"), its quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2006 (the "Form 10-QSB"), and any Current Report on Form 8-K for events occurring since June 30, 2006 ("Forms 8-K") filed by the Company with the SEC (the Form 10-KSB, the Form 10-QSB and the Forms 8-K are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

      The Company covenants that the Form 10-QSB for the quarter ended September 30, 2006 will be timely filed on or before November 20, 2006 and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (ii) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

      (iii) Financial Statements. The financial statements of the Company in the SEC Documents present fairly, in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

      (l) Absence of Certain Changes Since the Balance Sheet Date. Except as set forth in the Disclosure Letter, since June 30, 2006, the business and operations of the Company and each of its subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

      (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or any of its subsidiaries with respect to any shares of capital stock of the Company or any of its subsidiaries or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

      (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

      (iii) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

      (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its subsidiaries or any of its or their respective assets or properties is bound or subject;

      (v) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

      (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

      (m) Intellectual Property.

      (i) Except as set forth in the Disclosure Letter, the Company and each of its subsidiaries owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, information and other proprietary rights and processes (collectively, "Intellectual Property"), which are necessary to conduct its or their respective businesses as currently conducted free and clear of all liens, encumbrances and other adverse claims, except where the failure to own or possess free and clear of all liens, encumbrances and other adverse claims would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

      (ii) Neither the Company nor any of its subsidiaries has received any written notice of, nor has knowledge of, any infringement of or conflict with rights of others with respect to any Intellectual Property and neither the Company nor any of its subsidiaries has knowledge of any infringement, misappropriation or other violation of any Intellectual Property by any third party, which, in either case, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

      (iii) To the Company's knowledge, none of the patent rights owned or licensed by the Company or any of its subsidiaries are unenforceable or invalid.

      (iv) Each employee, consultant and contractor of the Company and each of its subsidiaries who has had access to the Intellectual Property has executed a valid and enforceable agreement to maintain the confidentiality of such Intellectual Property and assigning all rights to the Company or such subsidiary to any inventions, improvements, discoveries or information relating to the business of the Company or such subsidiairy. The Company is not aware that any of its or its subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or such subsidiary or that would conflict with the Company's or such subsidiary's business.

      (v) Neither the Company nor any of its subsidiaries is subject to any "open source" or "copyleft" obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company or any of its subsidiaries.

      (n) Registration Rights. Except as provided in Section 5 herein and except as set forth in the Disclosure Letter, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

      (o) Title to Property and Assets. Except as set forth in the Disclosure Letter, the properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

      (p) Taxes. The Company and each of its subsidiaries has filed or has valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency that has been or might be asserted or threatened against it or any of its subsidiaries.

      (q) Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business and which is at least as extensive as is customary for other companies in the Company's industry, all of which insurance is in full force and effect.

      (r) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its subsidiaries.

      (s) Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (t) Transactions With Officers and Directors. Except as set forth in the Disclosure Letter, none of the officers or directors of the Company has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

      (u) General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Securities.

      (v) Registration Statement Matters. The Company meets the eligibility requirements for use of a registration statement on Form SB-2 for the resale of the Purchased Shares and sale of the Underlying Shares by the Purchasers. Assuming the completion and timely delivery of the Registration Statement Questionnaire (attached hereto as Appendix II) (the "Registration Statement Questionnaire") by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares (as defined below).

      (w) Listing Matters. The Common Stock of the Company is listed on the Over The Counter Bulletin Board (the "OTCBB") under the ticker symbol "RGRP." The issuance and sale of the Purchased Securities under this Agreement does not contravene the rules and regulations of the OTCBB.

      (x) Investment Company. The Company and each of its subsidiaries is not now, and after the sale of the Purchased Securities under this Agreement and the application of the net proceeds from the sale of the Purchased Securities described in Section 1(b) herein will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (y) No Integrated Offering. Neither the Company, nor any Affiliate of the Company, nor any person acting on its or their behalf has, directly or indirectly, engaged in any form of general solicitation or general advertising with respect to any security or made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities laws exemptions or any applicable stockholder approval provisions exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Purchased Securities to be integrated with other offerings.

      (z) Brokers. Except for Merriman Curhan Ford & Co. and Brimberg & Co., neither the Company nor any subsidiary has any liability to pay any fees, commissions or other similar compensation to any broker, finder, investment banker, financial advisor or other similar person in connection with the transactions contemplated by this Agreement.

      (aa) Pensions; Benefits. (a) Neither the Company nor any subsidiary or ERISA Affiliate maintains or contributes to any Plan other than those disclosed in the Disclosure Schedule.

      (i) The Company and each ERISA Affiliate is in compliance with ERISA and no contributions required to be made by the Company or any ERISA Affiliate to any pension plan are overdue.

      (ii) No liability to the PBGC has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any pension plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any pension plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

      (ii) Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any multiemployer plan that could result in the termination of such multiemployer plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company or any subsidiary has incurred or does it expect to incur liability under Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

      For purposes of this section 3(aa) "Code" means the Internal Revenue Code of 1986; "ERISA" means the Employee Retirement Income Security Act of 1974; "ERISA Affiliate" means any person required to be aggregated with the Company or any subsidiary of the Company under Sections 414(b), (c), (m) or (o) of the Code; "PBGC" means the Pension Benefit Guaranty Corporation; and "Plan" means any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by the Company, any subsidiary of the Company or any ERISA Affiliate, or with respect to which the Company, any of its subsidiaries or any ERISA Affiliate may incur liability.

      4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, and agrees that:

      (a) Organization, Good Standing and Qualification. The Purchaser has all corporate, membership or partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

      (b) Authorization. The execution of this Agreement has been duly authorized by all necessary corporate, membership or partnership action on the part of the Purchaser. This Agreement constitutes the Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

      (c) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

      (d) Purchase for Own Account. The Purchased Securities are being acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities.

      (e) Investment Experience. The Purchaser understands that the purchase of the Purchased Securities involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.

      (f) Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

      (g) Reliance Upon Purchaser's Representations. The Purchaser understands that the issuance and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Purchaser's representations set forth herein.

      (h) Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of such information and the Company's representations and warranties contained in this Agreement.

      (i) Restricted Securities. The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares or the Underlying Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, the Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Purchased Shares or the Underlying Shares to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D, and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

      For the purposes of this Agreement, an "Affiliate" of any specified Purchaser means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Purchaser. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      (j) Legends.

      (i) Purchased Shares and Underlying Shares. The Purchaser agrees that the certificates for the Purchased Shares and Underlying Shares shall bear the following legend and that the Purchaser will comply with the restrictions on transfer set forth in such legend:

           THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Purchased Securities to the pledgees or secured parties. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Securities may reasonably request in connection with a pledge or transfer of the Purchased Securities, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

      In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly (but in no event later than three (3) business days) upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act. In addition, upon the declaration of the effectiveness of the Registration Statement which includes the Purchased Securities, the Company shall cause its counsel to deliver a blanket opinion to its transfer agent to cause the stock certificates evidencing the Purchased Shares and Underlying Shares to be issued to the Purchasers free of any Securities Act restrictive legends assuming compliance with the prospectus delivery requirements, to the extent required by Rule 172 of the Securities Act.

      (ii) Purchased Warrants. The Purchaser agrees that Purchased Warrants shall bear the following legend:

           "THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES."

      (iii) The Company agrees, upon a Purchaser's reasonable request, to reissue certificates representing any of the Purchased Shares and Underlying Shares without the legend set forth above (i) while a registration statement covering the resale of such securities is effective under the Securities Act,
(ii) following any sale of such securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible for sale under Rule 144(k) (to the extent that the applicable Purchaser provides a certification or legal opinion to the Company to that effect), or
(iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission). Following the effective date of a registration statement, which includes the Purchased Securities, or at such earlier time as a legend is no longer required for the Purchased Shares and the Underlying Shares, the Company will, promptly following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive legends.

      (iv) Buy-In. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within three (3) Trading Days after the occurrence of any of 4(j)(iii)(i) through (j)(iii)(iv) above (the "Delivery Date") a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Purchaser's request and in the Purchaser's sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate shall terminate and such shares shall be cancelled, or
(ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder ("Unlegended Shares") and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the aggregate Market Price of the Unlegended Shares on the date the Company delivers the Unlegended Shares to the Purchaser. For purposes of this clause (iv), "Market Price" means (i) if the principal trading market for such securities is an exchange, the bid price per share on the OTCBB or other trading market, (ii) if clause (i) is not applicable, the bid price per share as set forth by Nasdaq or (iii) if clauses
(i) and (ii) are not applicable, the bid price per share as set forth in the Pink Sheets.

      (k) Questionnaires. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a)(ii) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement.

      (l) Prohibited Transactions. (i) During the last thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any "short sale" (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Company' securities (each, a "PROHIBITED TRANSACTION"). Notwithstanding the foregoing, with respect to LB I Group, Inc., the representations contained in this Section 4(l) shall only apply to the Equity Strategies Group-Opportunity Fund, as currently configured, of Lehman Brothers Inc., and shall not apply to any other affiliate, subsidiary, business unit, area, group of Lehman Brothers Inc.

      (ii) Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date the Registration Statement, as defined below, is declared effective by the Securities and Exchange Commission or (iii) 90 days from the Closing Date (120 days if the registration statement is reviewed by the SEC) such Purchaser shall not, and shall cause its Affiliates not to, engage, directly or indirectly, in (a) a Prohibited Transaction nor (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the shares of Common Stock, warrants or other securities of the issuer acquired hereunder.

      5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

      (a) Form D Filing; Registration of the Purchased Shares and Underlying Shares; Piggyback Registration. The Company hereby agrees that it shall:

      (i) file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D promulgated under the Securities Act;

      (ii) prepare and file with the SEC as soon as practicable, and in no event later than 30 days following the Closing, a registration statement on Form SB-2 (the "Registration Statement"), which shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A, to enable the offer and resale of the Purchased Shares and the sale of the Underlying Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares or the Underlying Shares, the "Registrable Shares") by the Purchasers from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and use all reasonable best efforts to cause such Registration Statement to be declared effective as promptly as possible after filing, but in any event, within 90 days following the Closing Date or, in the event of a review of the Registration Statement by the SEC, within 120 days following the Closing Date, and to remain continuously effective until the earlier of (A) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold under the Registration Statement, (B) the date on which the Registrable Shares can be sold pursuant to Rule 144(k) promulgated under the Securities Act, or (C) the later of (x) the date that is five years after the date of effectiveness of the Registration Statement and (y) the date each Purchaser would be able to sell all of its Registrable Shares within a six-month period under the volume limitations of Rule 144(e) of the Securities Act (the "Registration Period").The Registration Statement shall include the shares of common stock, and shares underlying warrants issued by the Company in connection with that certain Securities Purchase Agreement dated August 18, 2006.

      (iii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

      (iv) furnish to the Purchasers with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of any Prospectus (as defined below) in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

      (v) use its reasonable best efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

      (vi) promptly notify the Purchasers simultaneously in writing, in no event more than one (1) business day after the Registration Statement has been declared effective;

      (vii) promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this subsection (vii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements);

      (viii) furnish to each Purchaser upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

      (ix) bear all expenses in connection with the procedures described in paragraphs (i) through (viii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any; provided, however, that the Company shall pay all reasonable fees and disbursements of one counsel to the Purchasers.

      It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding itself, the Registrable Shares to be sold by such Purchaser, and the intended method of disposition of the Registrable Shares as shall be required to effect the registration of the Registrable Shares.

      (b) Piggyback Registration

      (i) If during the Registration Period the Registration Statement is not or ceases to be effective and continues to be not effective and during such time the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected for Forms S-4 or S-8 or other applicable successor Forms) on a Registration Statement that is to become effective prior to the expiration of the Registration Period, the Company shall, each such time, give to the Purchasers twenty (20) days' prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Purchasers the opportunity to include in such Registration Statement such number of Purchased Shares and Underlying Shares as each such Purchaser may request. Upon the written request of any Purchaser given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement all or part of the Purchased Shares and Underlying Shares of such Purchaser, to the extent requested to be registered, subject to clause (ii) below.

      (ii) If a registration pursuant to this Section 5(b) involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Purchasers to be included in such registration is likely to materially and adversely affect the success of the offering or the price that would be received for any shares of Common Stock included in such offering, then, notwithstanding anything in this Section 5(b) to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering,
(A) first, any shares of Common Stock proposed to be included in such registration for the account of the Company, and (B) second, the number of shares of Common Stock requested to be included in such registration for the account of any stockholders of the Company (including the Purchasers), pro rata among such stockholders on the basis of the number of shares of Common Stock (including Underlying Shares) that each of them has requested to be included in such registration.

      (iii) In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 5(b) or otherwise to include the Purchased Shares or Underlying Shares of any Purchaser therein unless such Purchaser accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company (which underwriters shall be reasonably acceptable to the holders of a majority of the then outstanding Purchased Securities.

      (c) Liquidated Damages.

      (i) Delay in Filing of Registration Statement. In the event that the Registration Statement is not filed with the SEC within 30 days following the Closing Date, the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), in cash or shares at the option of the Company, at a rate equal to one percent per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement, up to a maximum of 10% of the total purchase price of the Purchased Securities purchased by such Purchaser, until the Registration Statement is filed with SEC. Such liquidated damages shall be payable within 10 days of the end of each one-month anniversary of the filing deadline set forth in this section 5(c).

      (ii) Delay in Effectiveness of Registration Statement. In the event that the Registration Statement is not declared effective within 90 days following the Closing Date or, in the event of a review of the Registration Statement by the SEC, within 120 days following the Closing Date, the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), in cash or shares at the option of the Company, at a rate equal to one percent per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement, up to a maximum, together with all payments made by the Company to such Purchaser pursuant to Section 5(c)(i), of 10% of the total purchase price of the Purchased Securities purchased by such Purchaser, until the Registration Statement is declared effective, provided however, if the Registration Statement shall not be effective on the date that is two years after the date of Closing the Company shall pay to the Purchasers (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement) pro rata in a single payment on such date liquidated damages (in addition to the prior 10% of the total purchase price of the Purchase Securities) of 8% of the total purchase price of the Purchased Securities. Other than as set forth in the proviso of the immediately preceding sentence, liquidated damages shall be payable within 10 days of the end of each one month anniversary of the effectiveness deadline set forth in this Section 5(c)(ii).

      (iii) Lapse in Effectiveness of Registration Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, shall thereafter cease to be effective or useable or the prospectus included in the Registration Statement (the "Prospectus", as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within 10 business days (the "Cure Period") by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or other action that cures such lapse, then the Company shall pay to each Purchaser that at the time of such lapse continues to hold Registrable Securities, liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), in cash or shares at the option of the Company, for the period from and including the first day following the expiration of the Cure Period until, but excluding, the earlier of (A) the date on which such failure is cured and (B) the date on which the Registration Period expires, at a rate equal to one percent per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser that are held by such Purchaser at the time of such lapse pursuant to this Agreement up to a maximum of 18% of the total purchase price of the Purchased Securities purchased by such Purchaser. Such liquidated damages shall be payable within ten days of the end of each one month anniversary of the expiration of the Cure Period.

      (iv) Strategic Investor. If at any time prior to the date on which the Registration Statement has been declared effective the Company enters into an agreement to issue equity securities to an investor that, in the reasonable, good faith determination of the Company is a strategic investor the Company will be granted a 30-day extension of the timeframes set forth in Sections 5(c)(i) and 5(c)(ii) above, and no liquidated damages shall accrue during such 30-day period.

      (v) Payment of Liquidated Damages in Common Stock. If the Company elects to pay liquidated damages, required by this Section 5(c) in shares of Common Stock, such shares shall be issued at the then current market price at the time payment becomes due.

      (d) Transfer of Registrable Shares After Registration; Suspension.

      (i) The Purchasers agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (A) the Registration Statement, (B) Rule 144 of the Securities Act or another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company. and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

      (ii) In addition to any suspension rights under paragraph (iii) below, if the Company shall furnish to the Purchasers a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made a good faith determination upon the advice of counsel (i) that the continued use by the Purchasers of the Registration Statement for purposes of effecting offers or sales of Purchased Shares and Underlying Shares pursuant hereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company and (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction, then the Company may, on not more than two occasions for not more than 45 days on each such occasion, suspend use of the Prospectus, on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 5(d)(ii) shall be held in strictest confidence and shall not be disclosed by the Purchasers.

      (iii) Subject to paragraph (iv) below, in the event of: (A) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information;
(B) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (D) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a "Suspension") until the Purchasers' receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers.

      (iv) Provided that a Suspension is not then in effect, the Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

      (e) Indemnification. For the purpose of this Section 5(e), the term "Registration Statement" shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a).

      (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and their affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members, investment advisors and controlling persons and each person, if any, who controls any Purchaser within the meaning of the Securities Act, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any breach by the Company of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Warrants and (B) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser and each such controlling person for any reasonable legal and other expenses as such reasonable expenses are incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, (B) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Purchased Shares or the sale of the Underlying Shares or (C) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

      (ii) Indemnification by the Purchaser. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, its directors, its officers who signed the Registration Statement and any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement, and any controlling persons for any reasonable legal and other expense incurred by the Company, its directors, its officers who signed the Registration Statement, and any controlling persons, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser shall not be liable for any such untrue statement or omission with respect to which the Purchaser has delivered to the Company in writing a correction before the occurrence of the event from which such loss was incurred. Notwithstanding the provisions of this Section 5(e), the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by the Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.

      (iii) Indemnification Procedure.

      (A) Promptly after receipt by an indemnified party under this Section 5(e) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(e), promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5(e) or otherwise, to the extent it is not prejudiced as a result of such failure.

      (B) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

      (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or

      (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party, in each of which cases the reasonable fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.

      (iv) Contribution. If the indemnification provided for in this Section 5(e) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this
Section 5(e) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this
Agreement:

      (A) in such proportion as is appropriate to reflect the relative faults of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or

      (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (A) above but the relative benefits received by the Company and the Purchaser from the sale of the Purchased Securities.

      The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Purchased Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Purchased Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate material fact relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(e)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in
Section 5(e)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(e)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(e)(iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(e)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(e)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 5(e)(iv) are several and not joint.

      (f) Rule 144 Information. For two years after the date of this Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Shares and the Underlying Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

      6. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligations of the Purchasers under Section 1(b) of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

      (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such materiality qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing; provided, however, that if a representation and warranty is made as of a specific date, it shall be true and correct in all material respects only as of such date.

      (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, that the Company may furnish to each Purchaser a facsimile copy of the warrant representing the Purchased Warrants and the stock certificate representing the Purchased Shares, with the original warrant and stock certificate held in trust by counsel for the Company until delivery thereof on the next business day.

      (c) Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

      (d) Agreement. The Company shall have executed and delivered to the Purchasers this Agreement.

      (e) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

      (f) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Company (i) shall be designated for quotation or listed on the OTCBB and
(ii) shall not have been suspended from trading on the OTCBB.

      (g) Good Standing Certificates. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within ten days of the date of the Closing, with respect to the good standing of the Company.

      (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (i) the Certificate of Incorporation, (ii) the Bylaws and (iii) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

      (i) Opinion of Company Counsel. The Purchasers will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Sichenzia Ross Friedman Ference LLP, counsel to the Company, in the form attached as Exhibit C.

      (j) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

      (k) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in connection with the transactions contemplated hereby.

      7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

      (a) Representations and Warranties True. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such materiality qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

      (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      (c) Agreement. The Purchasers shall have executed and delivered to the Company this Agreement (and Appendix I and Appendix II hereto).

      (d) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

      (e) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).

      (f) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

      8. SUBSEQUENT FINANCING; RIGHT OF PARTICIPATION.

      During the period commencing on the date of the Closing (the "Closing Date") and ending on the date that is ninety (90) days following the Closing Date, the Company covenants and agrees to promptly notify in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed financing by the Company of its Common Stock with a strategic investor (a "Subsequent Financing"). The Rights Notice shall describe, the material terms of the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing and a list of the proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the three (3) trading days following delivery of the Rights Notice (the "Option Period") to purchase up to its pro rata share of the number of Purchased Shares subscribed for hereunder, together with the other Purchasers exercising the Rights Option, for up to fifty percent (50%) of the amount of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing, provided, however, that no Purchaser shall be required to comply with any non-monetary term or condition or otherwise provide any goods or services provided by such strategic investor in any Subsequent Financing.If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed fifty percent (50%) of the total amount of the Subsequent Financing. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the total number of Shares purchased by such Purchaser at the Closing by (y) the total number of Purchases Shares purchased by all of the participating Purchasers at the Closing. If the Company does not receive notice of exercise of the Rights Option from any of the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with the strategic partner (and, if applicable, with such Purchasers as shall have exercised their Rights Option); provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within 60 days from the date the Rights Notice is given, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section, including, without limitation, the delivery of a new Rights Notice.

      Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the date that is ninety (90) days following the Closing Date, the Company covenants and agrees that it will not consummate a Subsequent Financing with a strategic investor at a price that is less than the Per Unit Price.


      9. MISCELLANEOUS.

      (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding a majority of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

      (b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      (c) Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 of this Agreement shall survive until the second anniversary of the Closing Date.

      (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

      (f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to a Purchaser, at such Purchaser's address or facsimile number set forth on such Purchaser's signature page to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten days' advance written notice to the Company or (B) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten days' advance written notice to the Purchaser. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

      The address of the Company for the purpose of this Section 9(f) is as follows:

          ROO Group, Inc.
          228 East 45th Street, 8th Floor
          New York, NY 10017
          Tel:  (646) 352-0260
          Fax:  (646) 619-4074
          Attention: Robert Petty

          with a copy to:

          Sichenzia Ross Friedman Ference LLP
          1065 Avenue of the Americas
          New York, NY 10018
          Tel:  (212) 930-9700
          Fax: (212) 930-9725
          Attention: Richard A. Friedman, Esq.

      (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding a majority of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and permitted assigns.

      (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

      (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

      (j) No Additional Agreements. The Company does not have any written or oral contract, agreement, arrangement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as expressly stated herein.

      (k) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      (l) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

      (m) Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby shall be the sole and exclusive responsibility of such party; provided that, the Company shall pay all actual attorneys' fees and expenses up to a maximum of $20,000 incurred by Ashford Capital Management, Inc., the lead Purchaser, incurred in connection with the negotiation, execution and delivery of this Agreement (including the other documents in connection therewith) and the transactions contemplated herein. In addition, the Company will pay the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities.

      (n) 8-K Filing and Publicity; Standstill. As soon as practicable following the execution of this Agreement but in no event later than 8:30 a.m. EST within four (4) business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K Filing" including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law. The Company and Tudor Investment Corporation ("Tudor") hereby agree that the "Standstill Period" set forth in the letter agreement dated as of June 1, 2006 by and between the Company and Tudor shall expire as of the date of this Agreement notwithstanding anything to the contrary therein.

      (o) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

      (p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      (p) Several Liability; Advice. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Purchaser), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. The Company acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and any advice given by any Purchaser or any of its representatives in connection with this Agreement is merely incidental to the Purchasers' purchase of securities of the Company hereunder.


                  [Remainder of page intentionally left blank.]

                                      * * *

         The parties hereto have executed this Agreement as of the date and year first above written.

                           ROO GROUP, INC.


                           By:
                                --------------------------------------------
                                 Robert Petty
                                 Chief Executive Officer





                      [PURCHASER SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 14, 2006

                                  BY AND AMONG

                                 ROO GROUP, INC.

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Roo Group, Inc., the Securities Purchase Agreement (the "Agreement") to which this signature page is attached, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                                  Number of Units: __________


                                  NAME OF PURCHASER

                                  Signature:
                                              ----------------------------------

                                  By:
                                       -----------------------------------------

                                  Title:
                                          --------------------------------------

                                  Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                  Telephone:
                                            ------------------------------------

                                  Fax:
                                        ----------------------------------------

                                  Tax ID Number:
                                                  ------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                              Purchaser Name
                 --------------------------------------------
                 Daniel Borok
                 Gary Moss
                 Lacuna Hedge Fund LLC
                 LAM Opportunity Fund, LTD.
                 Lewis Opportunity Fund, LP
                 LBI Group, Inc.
                 Glacier Partners, LP
                 033 Growth International Fund, Ltd
                 033 Growth Partners I, LP
                 033 Growth Partners II, LP
                 Oyster Pond Partners, LP
                 Anvil Investment Associates, L.P.
                 Ashford Capital Partners, L.P.
                 Hank & Co.
                 Shannon River Partners, Ltd.
                 Shannon River Partners II, LP
                 Shannon River Partners, L.P
                 The Tudor BVI Global Portfolio Ltd.
                 Tudor Proprietary Trading, L.L.C.
                 Witches Rock Portfolio Ltd.

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                                DISCLOSURE LETTER

                                    EXHIBIT D

                           OPINION OF COMPANY COUNSEL

                                                                         Annex A

                              Plan of Distribution

         The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon the Company being notified in writing by a Selling Stockholder that any material agreement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities laws.

         The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

         The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the Selling Stockholders use this prospectus for any sale of the Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, to the extent applicable, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

         In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

         The Company is required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

                                   APPENDIX I

                         STOCK CERTIFICATE QUESTIONNAIRE


Please provide us with the following information:


1.    The exact name that the Securities are to be
      registered in (this is the name that will appear
      on the stock certificate(s)). You may use a
      nominee name if appropriate:                    __________________________

2.    The relationship between the Purchaser of the
      Securities and the Registered Holder listed in
      response to item 1 above:                       __________________________

3.    The mailing address of the Registered Holder
      listed in response to item 1 above:             __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

4.    The Tax Identification Number of the Registered
      Holder listed in response to item 1 above:      __________________________

                                   APPENDIX II

                      REGISTRATION STATEMENT QUESTIONNAIRE


         In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

A. GENERAL INFORMATION

1. Please state your organization's name exactly as it should appear in the Registration Statement:________________________________


2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                                 |_| Yes |_| No

         If yes, please indicate the nature of any such relationships below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B.       SECURITIES HOLDINGS

         Please fill in all blanks in the following questions related to your beneficial ownership of the Company's capital stock. Generally, the term "beneficial ownership" refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in "street name" over which you exercise voting or investment power would be considered beneficially owned by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

================================================================================
         PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST. FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION. WHERE THE SEC'S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.
================================================================================

1. As of NOVEMBER 14, 2006, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in "street name" for my account), the following number of shares of the Company's capital stock: _________________.

2. In addition to the number of shares I own outright as indicated by my answer to question B(1), as of NOVEMBER 14, 2006, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company's capital stock: _________________.

         If the answer to this question B(2) was not "zero," please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

         SHARED VOTING POWER:

         =====================================================================
              Number of Shares     With Whom Shared   Nature of Relationship
         =====================================================================


         =====================================================================

         SHARED INVESTMENT POWER:

         =====================================================================
              Number of Shares     With Whom Shared   Nature of Relationship
         =====================================================================


         =====================================================================

         As of JANUARY 14, 2007, I will have the right to acquire ________ shares of the Company's capital stock pursuant to outstanding stock options issued under the Company's stock option plans and ______ shares pursuant to the exercise of outstanding warrants (none, indicated by "0" above).

         ====================================================================
                              Options and Warrants
                Class                                   Number of Shares
         ================================= ==================================


         ================================= ==================================

         (4) Please identify the natural person or persons who have voting and/or investment control over the Company's securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C.       NASD QUESTIONS

         1. Are you (i) a "member"(1) of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) an "affiliate"(2) of a member of the NASD,
(iii) a "person associated with a member" or an "associated person of a member"(3) of the NASD or (iv) an immediate family member(4) of any of the foregoing persons? If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.

                               Yes _____ No _____

Description:

         2. If you answered "yes" to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:

         3. Are you or have you been an "underwriter or related person"(5) or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

                               Yes _____ No _____

Description:

         4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or shareholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

         5. Have you purchased the securities in the ordinary course of business?

                               Yes _____ No _____

----------------------

(1) NASD defines a "member" as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

(2) The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:

      (i) a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

      (ii) a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

      (iii) a person should be presumed to be under common control with a Member if:

            (1) the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

            (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

            (3) The NASD defines a "person associated with a member" or an "associated person of a member" as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

            (4) Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

            (5) The term "underwriter or related person" includes underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise the Company's outside counsel promptly of any changes in the foregoing information.



                     _____________________________________________
                     (Print name of Selling Security Holder)

                     _____________________________________________
                     (Signature)

                     By: __________________________________________
                     (Name and title of signatory, if stockholder is an entity)

                     _____________________________________________
                     (Date)